UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2007

VISANT HOLDING CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	333-112055	90-0207875
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

357 Main Street
Armonk, New York 10504		10504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 3, 2007, Visant Corporation, a wholly owned subsidiary of Visant Holding Corp., announced the execution of a Stock Purchase Agreement by and among Visant Holding Corp., Visant Corporation and R.R. Donnelley & Sons Company, providing for the sale of Von Hoffmann Holdings Inc., Von Hoffmann Corporation and Anthology, Inc., subsidiaries of Visant Corporation, to R.R. Donnelley & Sons Company. Visant Corporation is retaining its The Lehigh Press, Inc. and Precision Offset Printing Company subsidiaries.

A copy of a joint press release announcing the entry into the Stock Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1

Joint press release, dated January 3, 2007, announcing the entry into a definitive stock purchase agreement regarding the sale of Von Hoffmann Holdings Inc., Von Hoffmann Corporation and Anthology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT HOLDING CORP.

/s/ PAUL B. CAROUSSO
Date: January 3, 2007	Paul B. Carousso
Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description

99.1

Joint press release, dated January 3, 2007, announcing the entry into a definitive stock purchase agreement regarding the sale of Von Hoffmann Holdings Inc., Von Hoffmann Corporation and Anthology, Inc.